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                                   EXHIBIT 21

                       SUBSIDIARIES OF APPLERA CORPORATION

                               AS OF JUNE 30, 2002
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                                                                                          State or Jurisdiction
Name                                                                                 of Incorporation or Organization
----                                                                                 --------------------------------

Applera Overseas Corporation                                                        (New York, USA)
          Applied Biosystems Pty Ltd.                                               (Australia)
          Applied Biosystems (Canada) Limited                                       (Canada)
               Applied Biosystems/MDS SCIEX Instruments (1)                         (Canada)
          Applied Biosystems (Thailand) Limited                                     (Thailand)
          PE AG                                                                     (Switzerland)
          Applera France S.A.                                                       (France)
          PE (Sweden) AB                                                            (Sweden)
               PE Stockholm AB                                                      (Sweden)
                   Applied Biosystems OY                                            (Finland)
          Applera Holding BV                                                        (The Netherlands)
               Applera Finance BV                                                   (The Netherlands)
                   Nelson Analytical GmbH                                           (Germany)
                   Applera Europe BV                                                (The Netherlands)
                        Applied Biosystems Holdings Limited                         (UK)
                            Perkin-Elmer (UK) Pension Trustees Limited              (UK)
                            Applied Biosystems Ltd                                  (UK)
                            PE GB Ltd.                                              (UK)
               Applera Polska Sp.zo.o.                                              (Poland)
               Applera Magyarorszag Kft                                             (Hungary)
               Applera Czech Republic s.r.o.                                        (Czech Republic)
               Agrogene S.A. (2)                                                    (France)
               PE Genscope GmbH                                                     (Switzerland)
          Spartan Ltd. (3)                                                          (Channel Isles)
               Listronagh Company                                                   (Ireland)
          Applied Biosystems Asia Pte. Ltd.                                         (Singapore)
               Applied Biosystems Malaysia Sdn. Bhd.                                (Malaysia)
          Applera Holding GmbH                                                      (Germany)
               Applera South Africa (PTY) Limited                                   (South Africa)
               PE Manufacturing GmbH                                                (Germany)
                    AB Manufacturing GmbH                                           (Germany)
               Applera Austria Handels GmbH                                         (Austria)
          Applied Biosystems Hong Kong, Ltd.                                        (Hong Kong)
          Applied Biosystems do Brasil Ltda.                                        (Brazil)
          PE Biosystems ZAO                                                         (Russia)
          Applied Biosystems Korea LLC (4)                                          (Korea)
PE Corporation (NY)                                                                 (New York, USA)
         Applied Biosystems de Mexico S. de R.L. de C.V. (8)                        (Mexico)
         Applera Insurance Company Limited (8)                                      (Bermuda)
         PE FSC, Inc. (8)                                                           (U.S.Virgin Islands)
         Applera Hispania  SA (8)                                                   (Spain)
Applera International, Inc.                                                         (Delaware, USA)
PE Korea Corporation                                                                (Delaware, USA))
Applied Biosystems Taiwan Corporation                                               (Delaware, USA)
PE Overseas Ltd.                                                                    (Cayman Islands)
Applied Biosystems China, Inc.                                                      (Delaware, USA)
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                                                                                          State or Jurisdiction
Name                                                                                 of Incorporation or Organization
----                                                                                 --------------------------------

GenScope, Inc.                                                                      (Delaware, USA)
PE AgGen, Inc.                                                                      (Utah, USA)
PerSeptive Biosystems, Inc.                                                         (Delaware, USA)
         Applera Deutschland GmbH                                                   (Germany)
         Applied Biosystems Japan, Ltd.                                             (Japan)
         PerSeptive Biosystems (UK) Ltd.                                            (UK)
         PerSeptive Biosystems (Canada) Ltd.                                        (Canada)
GC Biotechnologies LLC (5)                                                          (Delaware, USA)
         Shanghai GeneCore Biotechnologies Company, Ltd.                            (China)
PNA Diagnostics ApS                                                                 (Denmark)
Boston Probes, Inc. (6)                                                             (Delaware, USA)
         Procera Science, Inc.                                                      (Delaware, USA)
Paracel, Inc.                                                                       (California, USA)
         Paracel Limited                                                            (UK)
Axys Pharmaceuticals, Inc.                                                          (Delaware, USA)
         Genos Biosciences, Inc. (1)                                                (Delaware, USA)
Foster City Holdings, LLC                                                           (Delaware, USA)
         Celera Diagnostics, LLC (7)                                                (Delaware, USA)
Rockville Holdings, LLC                                                             (Delaware, USA)
         Celera Diagnostics, LLC (7)                                                (Delaware, USA)
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Note: Entities directly owned by subsidiaries of Applera Corporation are indented and listed below their immediate parent. Ownership is 100% unless otherwise indicated.

(1)     50.0% ownership
(2)     49.0% ownership
(3) 51.0% ownership by Applera Overseas Corporation, and 49% by Applera Europe BV (indirectly wholly owned by Applera Corporation)
(4) 80.0% ownership by Applera Overseas Corporation, and 20% by PE Corporation (NY) (indirectly wholly owned by Applera Corporation)
(5)     98.0% ownership
(6) 72.4% ownership by PE Corporation (NY), 15.1% by PNA Diagnostics ApS, and 12.5% by Applera Corporation (indirectly wholly owned by Applera Corporation)
(7) 50.0% ownership by Foster City Holdings, LLC and 50% ownership by Rockville Holdings, LLC (indirectly wholly owned by Applera Corporation)
(8) Applera Corporation consummated an internal reorganization of certain of its assets effective as of the end of its 2002 fiscal year. As part of this reorganization, ownership of these entities has been transferred by PE Corporation (NY) to Applera Corporation subject to obtaining necessary governmental clearances.

Applera Corporation conducts its business through its Applied Biosystems Group, its Celera Genomics Group, and its Celera Diagnostics joint venture between these two groups. Applera Corporation and its direct and indirect wholly owned subsidiaries conduct business under the names of these businesses and variants thereof. In addition, Boston Probes, Inc., Paracel, Inc., and Axys Pharmaceuticals, Inc. may from time to time conduct business under their respective corporate names and variants thereof.

Applied Biosystems/MDS SCIEX Instruments and Agrogene S.A. conduct business under their respective company names and variants thereof. GC Biotechnologies LLC and its subsidiary Shanghai GeneCore Biotechnologies Company, Ltd. conduct business under both of their company names and variants thereof.